Date :  May 1, 2005
Parties of the Agreement:
Party A:  Chuangrun Media Company Limited   (“HK Chuangrun”)
Address: #1403, 14/F United Publishing Building, King’s Road, North Point, Hong Kong
Party B:  Guangzhou Chuangrun Advertising Co. Ltd.  (“GZ Chuangrun”)
Address: 168 Jiangnan Da Dao Zhong, CNOOC Building, #1211, Guangzhou, China
Party C:  China Media1 Corp.        (“CMDA”)
Address: 2020 Main Street, Suite 500, Irvine, California, USA

Recital:

1. Both HK Chuangrun and GZ Chuangrun are owned by Mr. Cai Hanxiong. HK Chuangrun has agreements with the Guangzhou New Baiyun Airport for 100 Indoor advertising signage locations and 50 Outdoor advertising signage locations. GZ Chuangrun has an agreement with the Guangzhou MTR for 12 station pillar wrap advertising locations.
2.  In an agreement dated December 26, 2004, CMDA acquired the above mentioned contracts from Mr. Cai Hanxiong.
3. CMDA wishes to appoint GZ Chuangrun as exclusive agent for the above mentioned three advertising contracts, and hereby agrees to the following.

1. Mr. Cai Hanxiong transfers ownership of HK Chuangrun to CMDA as a wholly-owned subsidiary, and opens up bank account.
2. The Guangzhou MTR 12 station pillar wrap agreement stays under GZ Chuangrun, but all benefits revert back to CMDA.

3. GZ Chuangrun is appointed exclusive agent for all of HK Chuangrun  projects and the Guangzhou MTR project. GZ Chuangrun and HK Chuangrun will form a joint venture in Guangzhou after CMDA has received funding, to facilitate management of the projects.

4、 CMDA will pay the following management fees to GZ Chuangrun as compensation for GZ Chuangrun acting as agent for CMDA. The management fee includes all daily operating expenses, but does not include project deposits and upfront fees:

(A)	2005
(B)	2006
(C)	2007

(A)  2005 January to end of December, US$ 1.5 million.

(B)	2006 January to end of December, US$ 2.0 million.

(C)	2007 and thereafter yearly January to end of December, US$ 3 million.

5.  The above management fee is payable in 12 equal monthly installments.

6. The above management fee only includes the 100 Indoor and 50 Outdoor signs at the Guangzhou New Baiyun International Airport and the 12 Guangzhou MTR stations.

7. GZ Chuangrun will implement the following commission schedule:

(A)  2005
(i)   15%
(ii)  10%
(iii)   5%
(A)  Commission ratio for 2005:

(i) New Direct Advertising Clients   15%

(ii) Direct through Advertising Company  10%

(iii) Existing Company Clients                                    5%

(B)	2006

(i)   10%
(ii)  5%
(iii)             3%

(B)  Commission ratio for 2006 and thereafter:

(i) New Direct Advertising Clients   10%

(ii) Direct through Advertising Company  5%

(iii) Existing Company Clients                                 3%

8. As the Chief Executive Officer and largest shareholder of CMDA, Mr. Cai Hanxiong will do his utmost to protect CMDA’s interest and act as guardian of this agreement.

9. All other matters will be decided by the board of directors of both parties.

This Agreement executed on this first day of May, 2005.

/s/ Cai Hanxiong                                                               /s/ Cai Hanxiong
____________________________   ____________________________
(HK Chuangrun)                                                  (GZ Chuangrun)
(Cai Hanxiong, Legal Rep.)                                            (Cai Hanxiong, Legal Rep.)

/s/ Ernest Cheung
____________________________
China Media 1 Corp.)
(Ernest Cheung, Director)